UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2012

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	36-3972986
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9900 West 109th Street
Suite 100
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) & (b):                On May 9, 2012, the Company held its 2012 Annual Meeting of Stockholders.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the SEC and dated March 29,  2012.  The final results of the stockholder vote are as follows:

Proposal 1 — Election of Directors

The following individuals were elected to serve as Class III directors to hold office until the 2015 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, with the vote count shown below.  There were 2,198,771 broker non-votes.

Nominee	For	Withheld
David J. D’Antoni	28,360,350	489,790
Perry W. Premdas	28,348,005	502,135
Allan R. Rothwell	28,346,551	503,589

Proposal 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the 2012 fiscal year, with the vote count shown below:

For	Against	Abstain
30,902,378	134,552	11,981

Proposal 3 — Advisory Vote on Executive Compensation

The stockholders provided an advisory vote regarding compensation of the named executive officers for the fiscal year ended December 31, 2011 as described in the proxy statement, with the vote count shown below.  There were 2,198,771 broker non-votes.

For	Against	Abstain
28,159,551	429,704	260,885

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date:	May 14, 2012	/s/ Rodney L. Underdown
Rodney L. Underdown
Vice President and Chief Financial Officer